Exhibit 99.1
FOR IMMEDIATE RELEASE
FedEx Corp. Reports Higher Fourth Quarter
and Full Year Earnings
FedEx International Priority Package Q4 Volume Grows 23 Percent
MEMPHIS, Tenn., June 16, 2010 ... FedEx Corp. (NYSE: FDX) today reported earnings of $1.33 per diluted share for the fourth quarter ended May 31. Last year, the company reported a fourth quarter loss of $2.82 per diluted share, including $3.46 per diluted share of charges resulting primarily from the impairment of goodwill and aircraft. Excluding these charges, fourth quarter earnings were $0.64 per diluted share a year ago.
“FedEx delivered strong results in our fourth quarter, thanks to sequential growth in package volume and our ability to leverage our unique global networks to take advantage of a recovering economy,” said Frederick W. Smith, FedEx Corp. chairman, president and chief executive officer. “We ended our fiscal year a stronger company, and I am confident FedEx is very well positioned for future revenue and earnings growth.”
Fourth Quarter Results
FedEx Corp. reported the following consolidated results for the fourth quarter:
•	Revenue of $9.43 billion, up 20% from $7.85 billion the previous year

•	Operating income of $696 million, up from an operating loss of $849 million last year

•	Operating margin of 7.4%, up from (10.8%) the previous year

•	Net income of $419 million, up from last year’s net loss of $876 million
Earnings increased as a result of stronger shipment growth in international express and continued growth at FedEx Ground. An operating loss at FedEx
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Freight, the reinstatement of certain employee compensation programs and higher aircraft maintenance expenses impacted the quarter’s results.
Full Year Results
FedEx Corp. reported the following consolidated results for the full year:
•	Revenue of $34.7 billion, down 2% from $35.5 billion the previous year

•	Operating income of $2.0 billion, up from $747 million last year

•	Net income of $1.18 billion, up from last year’s $98 million

•	Earnings per share of $3.76, up from $0.31 per share a year ago ($3.76 per share excluding the impact of impairment and other charges—see table)
Capital spending for fiscal 2010 was $2.8 billion, with $1.5 billion of investments largely related to more fuel-efficient aircraft, including the delivery of six Boeing 777Fs for use in the international network and 12 Boeing 757s.
Outlook
FedEx projects earnings to be $0.85 to $1.05 per diluted share in the first quarter and $4.40 to $5.00 per diluted share for fiscal 2011. This guidance assumes the current market outlook for fuel prices and a continued moderate recovery in the global economy. The company reported earnings of $0.58 per diluted share in last year’s first quarter. The capital spending forecast for fiscal 2011 is $3.2 billion, which includes the expected delivery of six Boeing 777Fs and 16 Boeing 757s, along with investments in information technology, vehicles and facilities in support of the company’s global growth strategy.
“We expect continued improvement in both revenue and earnings in fiscal 2011,” said Alan B. Graf, Jr., FedEx Corp. executive vice president and chief financial officer. “Resumed growth in industrial production and global trade is increasing demand for our transportation services, and yield management remains a top priority across all of our operating companies. However, we expect the growth in earnings in fiscal 2011 to be constrained by significant increases in fixed pension and volume-related aircraft maintenance expenses, along with higher anticipated healthcare costs. In addition, our earnings guidance includes increased costs related to the planned reinstatement of various employee compensation programs.”
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The company expects pension and retiree medical expenses to increase approximately $260 million year over year due to a lower discount rate. However, cash contributions to U.S. pension plans are expected to decline from approximately $850 million in fiscal 2010 to approximately $500 million in fiscal 2011.
“We remain fully focused on improving yields, margins, returns and cash flow. Our cash flow from operations was sufficient to fund our fiscal 2010 capital investments and we expect this to be the case again in fiscal 2011,” said Graf.
FedEx Express Segment
For the fourth quarter, the FedEx Express segment reported:
•	Revenue of $5.88 billion, up 23% from last year’s $4.80 billion

•	Operating income of $413 million, up from an operating loss of $136 million a year ago

•	Operating margin of 7.0%, up from (2.8%) the previous year
FedEx International Priority® (IP) average daily package volume increased 23%, led by exports from Asia. IP revenue per package grew 6% due to higher weight per package, higher fuel surcharges and a favorable exchange rate impact. U.S. domestic revenue per package grew 8% due to higher fuel surcharges and improved weight per package, while average daily package volume increased 1%.
Operating profit and margin improvements were driven by volume and revenue growth, particularly in higher-margin IP package and freight services. Results also include the partial reinstatement of certain employee compensation programs and higher aircraft maintenance expenses, primarily due to increased utilization. Last year’s fourth quarter operating income and margin were negatively impacted by one-time costs of $260 million associated with aircraft-related charges and severance programs.
FedEx Express added a ninth scheduled daily transpacific frequency in April, utilizing the capabilities of Boeing 777F aircraft. This additional frequency provides needed capacity from Asia to the U.S, and allows best-in-market cut-off times. Also in April, a third scheduled daily flight was added from Asia to Europe, providing the first-in-market next-day service from Hong Kong to all of Europe.
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FedEx Ground Segment
For the fourth quarter, the FedEx Ground segment reported:
•	Revenue of $1.96 billion, up 15% from last year’s $1.70 billion

•	Operating income of $319 million, up 57% from $203 million a year ago

•	Operating margin of 16.3%, up from 11.9% the previous year
FedEx Ground average daily package volume grew 7% in the fourth quarter driven by increases in the business-to-business market and the FedEx Home Delivery service. Yield increased 5% primarily due to higher fuel surcharges. FedEx SmartPost average daily volume increased 23%, with yield increasing 6%.
Operating income and margin increased due to higher package yield and volume, as well as lower self-insurance expenses and improved productivity.
FedEx Freight Segment
For the fourth quarter, the FedEx Freight segment reported:
•	Revenue of $1.23 billion, up 30% from last year’s $948 million

•	Operating loss of $36 million, compared with an operating loss of $106 million a year ago

•	Operating margin of (2.9%), compared with (11.2%) the previous year
Less-than-truckload (LTL) average daily shipments increased 34% and LTL yield declined 6% year over year due to the effects of discounted pricing.
Operating losses in the quarter were driven by lower yields and higher volume-related costs, as significantly higher shipment levels required increased purchased transportation and other expenses. The quarter’s operating loss also reflects an $18 million impairment charge related to the goodwill associated with the acquisition of Watkins Motor Lines (now FedEx National LTL). Last year’s results included $100 million of charges, mostly related to impairment of goodwill associated with the acquisition of Watkins Motor Lines.
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FedEx Services Segment
FedEx Services segment revenue for the fourth quarter, which included the operations of FedEx Office, was down 6% year over year, due to the September 1, 2009 realignment of FedEx SupplyChain Systems to the FedEx Express reporting segment and declines in copy product revenues.
Last year’s fourth quarter results for FedEx Services included an $810 million goodwill impairment charge related to the acquisition of Kinko’s (now FedEx Office).
Corporate Overview
FedEx Corp. (NYSE: FDX) provides customers and businesses worldwide with a broad portfolio of transportation, e-commerce and business services. With annual revenues of $35 billion, the company offers integrated business applications through operating companies competing collectively and managed collaboratively, under the respected FedEx brand. Consistently ranked among the world’s most admired and trusted employers, FedEx inspires its more than 280,000 team members to remain “absolutely, positively” focused on safety, the highest ethical and professional standards and the needs of their customers and communities. For more information, visit news.fedex.com.
Additional information and operating data are contained in the company’s annual report, Form 10-K, Form 10-Qs and fourth quarter fiscal 2010 Statistical Book. These materials, as well as a Webcast of the earnings release conference call to be held at 8:30 a.m. EDT on June 16 are available on the company’s Web site at www.fedex.com/us/investorrelations. A replay of the conference call Webcast will be posted on our Web site following the call.
Certain statements in this press release may be considered forward-looking statements, such as statements relating to management’s views with respect to future events and financial performance. Such forward-looking statements are subject to risks, uncertainties and other factors which could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the global markets in which we operate, legal challenges or changes related to FedEx Ground’s owner-operators, new U.S. domestic or international government
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regulation, the impact from any terrorist activities or international conflicts, our ability to effectively operate, integrate and leverage acquired businesses, changes in fuel prices and currency exchange rates, our ability to match capacity to shifting volume levels and other factors which can be found in FedEx Corp.’s and its subsidiaries’ press releases and filings with the SEC.
Media Contact: Jess Bunn 901-818-7463
Investor Contact: Mickey Foster 901-818-7468
Home Page: fedex.com
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RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO GAAP FINANCIAL MEASURES
The company believes that meaningful analysis of our financial performance requires an understanding of the factors underlying that performance and our judgments about the likelihood that particular factors will repeat. Excluding the impact of the fiscal 2009 fourth quarter impairment and other charges from that quarter’s and full year’s results will allow more accurate comparisons to those periods of our operating performance during fiscal 2010. The tables below present a reconciliation of our presented non-GAAP measures to the most directly comparable GAAP measures.

	2009	2009
	Full Year	Fourth Qtr.
	EPS	EPS

Non-GAAP Measure	$3.76	$0.64
2009 Fourth Quarter Charges[1,2]	(3.45)	(3.46)

GAAP Measure	$0.31	($2.82)

1 —	Impact differs for fourth quarter and full year due to weighted-average number of shares outstanding.

2 —	$1.2 billion, or $1.1 billion net of tax, including noncash impairment charges associated with goodwill and aircraft-related asset impairments and other charges primarily associated with aircraft-related lease and contract termination costs, and employee severance.

FEDEX CORP. FINANCIAL HIGHLIGHTS
Fourth Quarter Fiscal 2010
(In millions, except earnings per share and FTEs)
(Unaudited)

	Three Months Ended			Twelve Months Ended
	May 31			May 31
	2010	2009	%	2010	2009	%
Revenue:
FedEx Express segment	$5,877	$4,797	23%	$21,555	$22,364	(4%)
FedEx Ground segment	1,962	1,704	15%	7,439	7,047	6%
FedEx Freight segment	1,231	948	30%	4,321	4,415	(2%)
FedEx Services segment	448	478	(6%)	1,770	1,977	(10%)
Other & eliminations	(90)	(75)	(20%)	(351)	(306)	(15%)

Total Revenue	9,428	7,852	20%	34,734	35,497	(2%)

Operating Expenses:
Salaries and employee benefits	3,677	3,265	13%	14,027	13,767	2%
Purchased transportation	1,299	1,015	28%	4,728	4,534	4%
Rentals and landing fees	595	591	1%	2,359	2,429	(3%)
Depreciation and amortization	488	496	(2%)	1,958	1,975	(1%)
Fuel	886	541	64%	3,106	3,811	(18%)
Maintenance and repairs	500	391	28%	1,715	1,898	(10%)
Impairment and other charges	18	1,204	NM	18	1,204	NM
Other	1,269	1,198	6%	4,825	5,132	(6%)

Total Operating Expenses	8,732	8,701	0%	32,736	34,750	(6%)

Operating Income (Loss):
FedEx Express segment	413	(136)	NM	1,127	794	42%
FedEx Ground segment	319	203	57%	1,024	807	27%
FedEx Freight segment	(36)	(106)	66%	(153)	(44)	NM
FedEx Services segment	—	(810)	NM	—	(810)	NM

Total Operating Income (Loss)	696	(849)	NM	1,998	747	NM

Other Income (Expense):
Interest, net	(19)	(21)	(10%)	(71)	(59)	20%
Other, net	(5)	(4)	25%	(33)	(11)	NM

Total Other Income (Expense)	(24)	(25)	(4%)	(104)	(70)	49%

Pretax Income	672	(874)	NM	1,894	677	NM

Provision for Income Taxes	253	2	NM	710	579	23%

Net Income	$419	($876)	NM	$1,184	$98	NM

Diluted Earnings Per Share	$1.33	($2.82)	NM	$3.76	$0.31	NM

Weighted Average Diluted Common and Common Equivalent Shares	316	311	2%	314	312	1%

Capital Expenditures	$835	$472	77%	$2,816	$2,459	15%

Average Full-Time Equivalents (000s)	248	239	4%	245	248	(1%)

FEDEX CORP. CONDENSED CONSOLIDATED BALANCE SHEETS
Fourth Quarter Fiscal 2010
(In millions)
(Unaudited)

	Year Ended
	May 31
	2010	2009
ASSETS

Current Assets
Cash and cash equivalents	$1,952	$2,292
Receivables, less allowances	4,163	3,391
Spare parts, supplies and fuel, less allowances	389	367
Deferred income taxes	529	511
Prepaid expenses and other	251	555

Total current assets	7,284	7,116

Property and Equipment, at Cost	31,302	29,260
Less accumulated depreciation and amortization	16,917	15,843

Net property and equipment	14,385	13,417

Other Long-Term Assets
Goodwill	2,200	2,229
Pension assets	—	311
Other assets	1,033	1,171

Total other long-term assets	3,233	3,711

	$24,902	$24,244

LIABILITIES AND STOCKHOLDERS’ INVESTMENT

Current Liabilities
Current portion of long-term debt	$262	$653
Accrued salaries and employee benefits	1,146	861
Accounts payable	1,522	1,372
Accrued expenses	1,715	1,638

Total current liabilities	4,645	4,524

Long-Term Debt, Less Current Portion	1,668	1,930

Other Long-Term Liabilities
Deferred income taxes	891	1,071
Pension, postretirement healthcare and other benefit obligations	1,705	934
Self-insurance accruals	960	904
Deferred lease obligations	804	802
Deferred gains, principally related to aircraft transactions	267	289
Other liabilities	151	164

Total other long-term liabilities	4,778	4,164

Commitments and Contingencies

Common Stockholders’ Investment
Common stock, $0.10 par value, 800 million shares authorized	31	31
Additional paid-in capital	2,261	2,053
Retained earnings	13,966	12,919
Accumulated other comprehensive loss	(2,440)	(1,373)
Treasury stock, at cost	(7)	(4)

Total common stockholders’ investment	13,811	13,626

	$24,902	$24,244

FEDEX CORP. CONDENSED CONSOLIDATED
STATEMENTS OF CASH FLOWS
Fourth Quarter Fiscal 2010
(In millions)
(Unaudited)

	Year Ended
	May 31
	2010	2009

Operating Activities:
Net income	$1,184	$98
Noncash charges:
Depreciation and amortization	1,958	1,975
Impairment and other charges	18	1,103
Other, net	556	579
Changes in operating assets and liabilities, net	(578)	(1,002)

Net cash provided by operating activities	3,138	2,753

Investing Activities:
Capital expenditures	(2,816)	(2,459)
Proceeds from asset dispositions and other	35	76

Net cash used in investing activities	(2,781)	(2,383)

Financing Activities:
Proceeds from debt issuance	—	1,000
Principal payments on debt	(653)	(501)
Dividends paid	(138)	(137)
Other, net	99	38

Net cash (used in) provided by financing activities	(692)	400

Effect of exchange rate changes on cash	(5)	(17)

Net (decrease) increase in cash and cash equivalents	(340)	753

Cash and cash equivalents at beginning of period	2,292	1,539

Cash and cash equivalents at end of period	$1,952	$2,292

FEDEX EXPRESS SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2010	2009	%		2010	2009	%
FINANCIAL HIGHLIGHTS

Revenue	$5,877	$4,797	23%		$21,555	$22,364	(4%)

Operating Expenses:
Salaries and employee benefits	2,187	1,965	11%		8,402	8,217	2%
Purchased transportation	347	241	44%		1,177	1,112	6%
Rentals and landing fees	399	393	2%		1,577	1,613	(2%)
Depreciation and amortization	259	240	8%		1,016	961	6%
Fuel	748	458	63%		2,651	3,281	(19%)
Maintenance and repairs	342	258	33%		1,131	1,351	(16%)
Impairment and other charges	—	260	NM		—	260	NM
Intercompany charges	504	508	(1%)		1,940	2,103	(8%)
Other	678	610	11%		2,534	2,672	(5%)

Total Operating Expenses	5,464	4,933	11%		20,428	21,570	(5%)

Operating Income/(Loss)	$413	($136)	NM		$1,127	$794	42%

Operating Margin	7.0%	(2.8%)	9.8	pts	5.2%	3.6%	1.6	pts

OPERATING STATISTICS

Operating Weekdays	65	64	2%		255	254	0%

AVG DAILY VOLUME / POUNDS
Average Daily Package Volume (000s):
U.S. Overnight Box	1,156	1,144	1%		1,157	1,127	3%
U.S. Overnight Envelope	632	644	(2%)		614	627	(2%)
U.S. Deferred	843	829	2%		867	849	2%

Total U.S. Domestic Package	2,631	2,617	1%		2,638	2,603	1%
International Priority	560	456	23%		523	475	10%
International Domestic	323	289	12%		318	298	7%

Total Average Daily Packages	3,514	3,362	5%		3,479	3,376	3%

Average Daily Freight Pounds (000s):
U.S.	6,916	6,859	1%		7,141	7,287	(2%)
International Priority	2,889	1,715	68%		2,544	1,959	30%
International Airfreight	1,198	1,178	2%		1,222	1,475	(17%)

Total Avg Daily Freight Pounds	11,003	9,752	13%		10,907	10,721	2%

YIELD
Revenue Per Package:
U.S. Overnight Box	$19.77	$18.22	9%		$19.00	$21.21	(10%)
U.S. Overnight Envelope	10.64	10.15	5%		10.47	11.65	(10%)
U.S. Deferred	12.23	11.39	7%		11.70	12.94	(10%)

Total U.S. Domestic Package	15.16	14.07	8%		14.61	16.21	(10%)
International Priority	54.45	51.29	6%		53.10	57.81	(8%)
International Domestic	7.22	6.52	11%		7.14	7.50	(5%)

Composite Package Yield	$20.69	$18.47	12%		$19.72	$21.30	(7%)

Revenue Per Freight Pound:
U.S.	$1.15	$1.02	13%		$1.09	$1.17	(7%)
International Priority	2.09	2.01	4%		2.01	2.22	(9%)
International Airfreight	0.85	0.78	9%		0.81	0.99	(18%)

Composite Freight Yield	$1.36	$1.17	16%		$1.27	$1.34	(5%)

Average Full-Time Equivalents (000s)	129	125	3%		128	128	—

FEDEX GROUND SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2010	2009	%		2010	2009	%
FINANCIAL HIGHLIGHTS

Revenue	$1,962	$1,704	15%		$7,439	$7,047	6%

Operating Expenses:
Salaries and employee benefits	299	278	8%		1,158	1,102	5%
Purchased transportation	769	677	14%		2,966	2,918	2%
Rentals	60	55	9%		244	222	10%
Depreciation and amortization	83	91	(9%)		334	337	(1%)
Fuel	2	1	100%		8	9	(11%)
Maintenance and repairs	47	38	24%		166	147	13%
Intercompany charges	208	172	21%		795	710	12%
Other	175	189	(7%)		744	795	(6%)

Total Operating Expenses	1,643	1,501	9%		6,415	6,240	3%

Operating Income	$319	$203	57%		$1,024	$807	27%

Operating Margin	16.3%	11.9%	4.4	pts	13.8%	11.5%	2.3	pts

OPERATING STATISTICS

Operating Weekdays	65	64	2%		255	254	0%

Average Daily Package Volume (000s)
FedEx Ground	3,516	3,297	7%		3,523	3,404	3%
FedEx SmartPost	1,150	934	23%		1,222	827	48%

Yield (Revenue Per Package)
FedEx Ground	$8.04	$7.63	5%		$7.73	$7.70	0%
FedEx SmartPost	$1.63	$1.54	6%		$1.56	$1.81	(14%)

FEDEX FREIGHT SEGMENT FINANCIAL AND OPERATING HIGHLIGHTS
Fourth Quarter Fiscal 2010
(Dollars in millions)
(Unaudited)

	Three Months Ended				Twelve Months Ended
	May 31				May 31
	2010	2009	%		2010	2009	%
FINANCIAL HIGHLIGHTS

Revenue	$1,231	$948	30%		$4,321	$4,415	(2%)

Operating Expenses:
Salaries and employee benefits	576	512	13%		2,128	2,247	(5%)
Purchased transportation	213	105	103%		690	540	28%
Rentals	31	37	(16%)		116	139	(17%)
Depreciation and amortization	48	58	(17%)		198	224	(12%)
Fuel	135	81	67%		445	520	(14%)
Maintenance and repairs	43	36	19%		148	153	(3%)
Impairment and other charges	18	100	(82%)		18	100	(82%)
Intercompany charges[1]	102	29	NM		351	109	NM
Other	101	96	5%		380	427	(11%)

Total Operating Expenses	1,267	1,054	20%		4,474	4,459	0%

Operating Loss	($36)	($106)	66%		($153)	($44)	NM

Operating Margin	(2.9%)	(11.2%)	8.3	pts	(3.5%)	(1.0%)	(2.5	pts)

OPERATING STATISTICS

LTL Operating Weekdays	65	64	2%		253	252	0%

LTL Shipments Per Day (000s)	91.5	68.4	34%		82.3	74.4	11%
Weight Per LTL Shipment (lbs)	1,160	1,119	4%		1,134	1,126	1%
LTL Revenue/CWT	$16.69	$17.78	(6%)		$17.07	$19.07	(10%)

1 —	During the first quarter of fiscal 2010, approximately 2,700 FedEx Freight segment employees were transferred to the FedEx Services segment. These employees represented the sales, marketing, IT, pricing, customer service, claims and credit and collection functions of the FedEx Freight segment. For 2010, the costs of these functions were allocated to the FedEx Freight segment through intercompany charges. There is no net impact to the FedEx Freight segment operating income and margin.